EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (No. 333-32901) of PharmaNetics, Inc. (the "Company") on Form S-8 of our report dated February 12, 1998, on our audits of the consolidated financial statements and Schedule II - Valuation and Qualifying Accounts of Cardiovascular Diagnostics, Inc. and Subsidiaries, a wholly owned subsidiary of the Company, as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.





/s/  PricewaterhouseCoopers LLP

Raleigh, North Carolina
December 2, 1998